Exhibit 99.1
news release

July 12, 2016

Thompson Creek Reports Second Quarter and Year-to-Date 2016
Production and Sales Results

Denver, Colorado - Thompson Creek Metals Company Inc. (TSX: TCM) (OTCQX: TCPTF) (“Thompson Creek” or the “Company”) announced today production and sales results for the three and six months ended June 30, 2016. Total concentrate production for Mount Milligan for the quarter ended June 30, 2016 was 32.3 thousand dry tonnes, with 14.6 million pounds of payable copper and 46.4 thousand ounces of payable gold, which represented decreases of approximately 28% and 23%, respectively, from payable copper and gold production during the second quarter of 2015. Total concentrate production for Mount Milligan for the six months ended June 30, 2016 was 72.4 thousand dry tonnes, with 33.7 million pounds of payable copper and 99.7 thousand ounces of payable gold, which represented decreases of approximately 5% and 6%, respectively, from payable copper and gold production during the first six months of 2015.

	Q2	Q2	YTD	YTD
	2016	2015	2016	2015

Copper and Gold
Mount Milligan Mine
Average Daily Mill Throughput (tonnes)	49,980	44,940	54,040	42,269
Mill Availability (%)	90.9%	91.2%	93.7%	89.3%

Copper ore grade (%)	0.20%	0.28%	0.22%	0.27%
Copper recovery (%)	77.2%	85.5%	75.9%	82.7%
Copper payable production (million lbs)	14.6	20.2	33.7	35.6
Copper sold (million lbs)	20.3	21.2	35.3	36.0

Gold ore grade (g per tonne)	0.54	0.65	0.55	0.64
Gold recovery (%)	60.4%	72.7%	59.8%	70.0%
Gold payable production (000's ounces)	46.4	59.9	99.7	106.0
Gold sold (000's ounces)	62.3	57.9	106.7	94.7

During the second quarter of 2016, mill throughput and availability were impacted as a result of scheduled downtime in connection with the SAG reline and the scheduled relocation of the reclaim barge. Additionally, mill throughput was impacted by challenges in the pit caused by the very rapid and unusual spring thaw and water issues resulting in sub-optimal blending of the ore and blast fragmentation. During the first six months of 2016, mill throughput and availability improved approximately 27% and 4%, respectively, compared to the same period in 2015.

Copper and gold payable production for the three and six months ended June 30, 2016 was slightly lower compared to the same periods in 2015, primarily as a result of mining lower grade material in the second quarter 2016 due to pit sequencing and transitioning from phase 2 to phase 3 mining.

Copper and gold recoveries for the three and six months ended June 30, 2016 were lower compared to the same periods in 2015, primarily as a result of mining lower grade material and more weathered material from the top of the phase 3 pit.

During the three and six months ended June 30, 2016, the Company completed four and seven shipments, respectively, of copper and gold concentrate.

Jacques Perron, President and Chief Executive Officer of Thompson Creek, stated, “Although our second quarter operating performance was impacted for the reasons described above, based on our forecast for the balance of the year, we expect annual production to be in line with our 2016 guidance of 55 to 65 million pounds of copper and 240 to 270 thousand ounces of gold, with copper payable production near the high end of the range and gold payable production at the low end of the range. We will continue to focus on mill enhancements for the remainder of the year, and expect to see improvements in copper and gold recoveries by year-end.”

Mr. Perron added, “Activities in connection with the construction of the permanent secondary crushing circuit are going well and remain on schedule and on budget. As previously disclosed, we expect to complete construction and commissioning by the end of this year.”

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects are the Berg and IKE properties, both copper, molybdenum and silver exploration properties located in British Columbia. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.
Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and applicable Canadian securities legislation and are intended to be covered by the safe harbor provided by these regulations. These forward-looking statements can, in some cases, be identified by the use of such terms as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected mining and concentrate grades and recoveries; expectations regarding the optimization of Mount Milligan and the timing and cost of construction of a permanent secondary crushing circuit, including the effects of secondary crushing; future copper, gold, and molybdenum prices; and future foreign exchange rates.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Additional Information about the Arrangement Transaction
Thompson Creek plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the arrangement with Centerra Gold Inc. This communication does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the arrangement transaction will contain important information about Centerra Gold, Thompson Creek, the arrangement transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the arrangement or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Thompson Creek through the website maintained by the SEC at www.sec.gov or by contacting Thompson Creek Investor Relations at (303) 761-8801. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Thompson Creek’s website at www.thompsoncreekmetals.com (which website is not incorporated herein by reference).
Participation in the Solicitation
Thompson Creek and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the arrangement transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Thompson Creek’s stockholders in connection with the proposed arrangement transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Thompson Creek’s executive officers and directors, including stockholdings, is included in Thompson Creek’s definitive proxy statement for 2016, which was filed with the SEC on May 25, 2016. You can obtain free copies of this document from Thompson Creek using the contact information above.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com